SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

December 19, 2002
Date of Report (date of earliest event reported)

Occam Networks, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-30741	77-0442752

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Robin Hill Road Santa Barbara, California 93117

(Address of principal executive offices)

(805) 692-2900

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On December 16, 2002, a special committee of the board of directors of Occam Networks, Inc. approved the sale and issuance of up to 2,000,000 shares of our series A preferred stock at a price per share of $7.50. On December 19, 2002, we announced that we had entered into a purchase agreement with certain existing investors under which they had purchased an aggregate of approximately $11.0 million of series A preferred stock. Although we are authorized to sell up to 2,000,000 shares of series A preferred stock and we have sold 1,471,707 shares, we currently do not have binding commitments from any additional investors and may not be able to complete the sale of any remaining shares. The terms of the series A preferred stock are described below.

A copy of the press release announcing the sale of the series A preferred stock is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Terms of our series A preferred stock

Conversion.    Currently, we do not have a sufficient number of authorized shares of our common stock to permit conversion of the series A preferred stock. During the first half of 2003, we will seek stockholder approval of an amendment to our existing certificate of incorporation to increase the number of authorized shares of common stock that we may issue. Upon receipt of stockholder approval, all the outstanding shares of series A preferred stock will convert automatically into shares of our common stock, at the conversion price described below.

Existing stockholders New Enterprise Associates 9, L.P., New Enterprise Associates VII, L.P., NEA Partners VII, L.P., NEA General Partners, L.P., NEA Ventures 2000, L.P., U.S. Venture Partners VII, L.P., U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P., USVP V Entrepreneur Partners, L.P., 2180 Associates Fund VII LP, USVP Entrepreneur Partners VII-A LP, USVP Entrepreneur Partners VII-B LP, Norwest Venture Partners VIII LP, NVP Entrepreneurs Fund VIII LP, Windward Ventures, L.P., Windward Ventures 2000, L.P., Windward Ventures 2000-A, L.P., Lisa Farr and each of our officers and directors have executed a voting agreement and have agreed to vote their shares of capital stock now held or acquired in future in favor of an amendment to our existing certificate of incorporation to increase the number of authorized shares of common stock that we may issue. The voting agreement generally prohibits the signatories from transferring any shares of our common stock and will terminate upon the approval of the amendment to the certificate of incorporation. These stockholders who have entered into the voting agreement collectively own of record shares of common stock, representing approximately 52% of the outstanding common stock. Because a sufficient number of shares of our capital stock have entered into voting agreement, the outcome of a stockholder vote on the matter is assured whether or not our other stockholders vote in favor.

The series A preferred stock conversion price is $0.0991, which is 125% of the average of the closing bid and ask prices of our common stock for the ten trading days before December 19, 2002, the date of the first sale of the series A preferred stock. Based on this conversion price, we would expect to issue 111,380,373 shares of our common stock upon conversion of the series A preferred stock issued at the initial closing (151,362,260 shares of our common stock if we sell the entire two million authorized shares of series A preferred stock). On November 30, 2002, we had approximately 140,859,235 shares of common stock outstanding, 39,550,294 shares of common stock reserved for issuance upon conversion of outstanding options and 3,533,235 shares of common stock reserved for issuance upon exercise of outstanding warrants. Existing holders of our common stock will experience substantial dilution as a result of the series A preferred stock financing.

Liquidation Preference.    In the event of the liquidation, dissolution, or winding-up of Occam, the holders of series A preferred stock will be entitled to receive for each share of series A preferred stock then held by them, prior to any distribution to holders of our common stock, an amount equal to the greater of (i) their initial per share purchase price of the series A preferred stock plus annual interest of 8% accumulating from the date of the first issuance of series A preferred stock or (ii) the amount to which a holder of series A preferred stock would be entitled for each share of series A preferred stock if immediately prior to the event, such share of series A preferred stock were converted to common stock. A merger or acquisition of Occam which resulted in a change of control of Occam, or a sale of all or substantially all of our assets, would be considered a liquidation, dissolution, or winding-up of Occam for purposes of this provision. This preferential right will terminate upon the conversion of the series A preferred stock into common stock.

Dividends.    The series A preferred stock is not entitled to receive any preferential dividend, but we are required to pay an equivalent dividend on the series A preferred stock if we declare and pay a dividend on our common stock. We have no current intention of paying any dividends on any of our capital stock.

Additional contractual rights granted to series A preferred stockholders

Participation Rights.    Pursuant to an investors’ rights agreement, holders of at least 66,667 shares of series A preferred stock will receive the right to participate in our future private financings. This right will allow these stockholders to maintain their percentage ownership attributable to their purchase of series A preferred stock in the event we issue additional stock in future private financings.

Rights against Indebtedness.    Pursuant to the investors’ rights agreement, holders of a majority of series A preferred stock will be able to prevent us from incurring indebtedness outside the ordinary course of our business. This right to veto future indebtedness will be in effect for a period of two years.

Registration Rights.    Pursuant to the investors’ rights agreement and subject to certain customary conditions, we have agreed to prepare and file with the SEC, upon request of the holders of a majority of series A preferred stock at any time after one year from the initial closing, a registration statement to enable the resale of the shares of common stock issued upon conversion of the series A preferred stock. Additionally, if we file a registration statement in the future to register shares of our common stock, we will be obligated to register the shares of common stock issued upon conversion of the series A preferred stock if requested by the investors.

Related party transactions

The investors who have purchased series A preferred stock are affiliated with members of our board of directors. Thomas McConnell, a general partner of New Enterprise Associates, an investor, serves on our board of directors. Robert Abbott, a principal of Norwest Venture Partners, an investor, serves on our board of directors. Steven Krausz, a managing member of the general partner of U.S. Venture Partners, an investor, also serves on our board of directors. Each of these entities are also holders of 5% of our securities, as shown below.

Ownership of our capital stock

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of November 30, 2002, as compared to beneficial ownership following the transaction, based on the conversion price of $0.0991 per share (assuming the conversion and sale of all of our authorized series A preferred stock). The table is organized by

•	all persons who are beneficial owners of 5% or more of the outstanding shares of our common stock;

•	each director and nominee for director;

•	the executive officers named in our proxy statement as filed with the SEC on November 14, 2002; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. In computing the number of shares of common stock beneficially owned, shares subject to options held by a stockholder that are exercisable within sixty days of November 30, 2002, are deemed outstanding for the purpose of determining the percentage ownership of that stockholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder. As of November 30, 2002, we had 140,859,236 shares of common stock outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to the Series A Financing	Percentage of Shares Beneficially Owned Prior to the Series A Financing	Number of Shares Beneficially Owned After Conversion of All Series A Shares	Percentage of Series A Preferred Shares Beneficially Owned As a Separate Class	Percentage of Shares Beneficially Owned after Conversion of All Series A Shares
Named Executive Officers & Directors
Gary J. Sbona (1)	3,880,600	2.8%	3,880,600	—	1.6%
Pete S. Patel (2)	849,468	*	849,468	—	*
Kiran P. Munj (3)	1,210,542	*	1,210,542	—	*
Suresh Nihalani (4)	4,807,188	3.4%	4,807,188	—	1.9%
Steven M. Krausz (5)	24,958,470	17.7%	84,793,228	54.4%	33.9%
Thomas C. McConnell (6)	22,236,970	15.8%	49,646,602	25.2%	19.8%
Robert B. Abbott (7)	16,600,875	11.8%	38,744,041	20.4%	15.5%
Robert Howard-Anderson	—	—	—	—	—
All current directors and executive officers as a group (10 persons) (8)	73,121,740	51.9%	182,509,296	100.0%	72.9%

5% Stockholders
U.S. Venture Partners (9) 2735 Sand Hill Road Menlo Park, CA 94025	24,928,470	17.7%	84,763,228	54.4%	33.9%
New Enterprise Associates (10) 2490 Sand Hill Road Menlo Park, CA 94025	22,196,970	15.8%	49,606,602	25.2%	19.8%
Norwest Venture Partners (11) 525 University Avenue Palo Alto, CA 94301	16,560,875	11.8%	38,704,041	20.4%	15.5%
Siemens AG Hofmannstrasse 51, D-81359 Munich, Germany	9,114,073	6.5%	9,114,073	—	3.6%

*	Represents less than 1% of the total shares.
(1)	Consists of 3,880,600 shares issuable upon the exercise of options that are immediately exercisable.
(2)	Includes 830,833 shares issuable upon the exercise of options that are immediately exercisable or exercisable within sixty days of November 30, 2002.
(3)	Includes 57,142 shares held as trustee of two irrevocable trusts.

(4)
Includes (a) 4,484,502 shares held by a trust of which Mr. Nihalani and his wife are co-trustees, (b) 8,400 shares held by other members of Mr. Nihalani’s immediate family and (c) 314,286 shares held by Mr. Nihalani as trustee of a grantor retained annuity trust. Mr. Nihalani resigned as our chairman and chief executive officer in February 2001.

(5)
Includes 30,000 shares issuable upon the exercise of immediately exercisable options. Also includes (a) 5,785,560 shares owned by USVP V, (b) 321,420 shares owned by V Int’l, (c) 179,995 shares owned by 2180V, (d) 141,425 shares owned by EP V, (e) 16,992,059 shares owned by USVP VII L.P., (f) 354,000 shares owned by 2180 Associates Fund VII L.P., (g) 176,998 shares owned by USVP Entrepreneur Partners VII-A L.P. and (h) 176,998 shares owned by USVP Entrepreneur Partners VII-B L.P, and also includes shares issuable upon the exercise of immediately exercisable warrants of (i) 771,611 shares owned by USVP VII L.P., (j) 14,202 shares owned by 2180 Associates Fund VII L.P., (k) 7,101 shares owned by USVP Entrepreneur Partners VII-A L.P. and (l) 7,101 shares owned by USVP Entrepreneur Partners VII-B L.P. Mr. Krausz is a managing member of Presidio Management Group V, L.L.C. (“PMG V”) and Presidio Management Group VII, L.L.C. (“PMG VII”). PMG V is the general partner of each of USVP V, V Int’l, 2180 V and EP V. Beneficial ownership after conversion of all series A preferred shares excludes shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement of (i) 681,743 shares owned by USVP VII L.P., (j) 14,202 shares owned by 2180 Associates Fund VII L.P., (k) 7,101 shares owned by USVP Entrepreneur Partners VII-A L.P. and (l) 7,101 shares owned by USVP Entrepreneur Partners VII-B L.P. PMG VII is the general partner of USVP VII. PMG V or PMG VII may be deemed to share voting and dispositive power over the shares held by each of USVP V, V Int’l, 2180 V, EP V and USVP VII, as the case may be. Accordingly, as the managing member of PMG V and PMG VII, Mr. Krausz may be deemed to share voting and dispositive power over these shares as well. Mr. Krausz disclaims beneficial interest in such shares, except as to his proportionate membership interest therein.

(6)
Includes 40,000 shares issuable upon the exercise of immediately exercisable options. Also includes (a) 3,233,522 shares held by NEA VII, (b) 672,110 shares held by NEA Partners VII, (c) 1,486 shares held by Presidents Partners, (d) 17,492,242 shares held by NEA 9 and (e) 10,185 shares held by NEA Ventures, and also includes shares issuable upon the exercise of immediately exercisable warrants of 787,424 shares owned by NEA 9. Beneficial ownership after conversion of all series A preferred shares excludes shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement of 709,540 shares owned by NEA 9.

(7)
Includes 40,000 shares issuable upon the exercise of immediately exercisable options. Also includes (a) 15,231,614 shares held by Norwest Venture Partners VIII L.P. and (b) 756,055 shares held by NVP Entrepreneurs Fund VIII L.P., and also includes shares issuable upon the exercise of immediately exercisable warrants of 546,099 shares owned by Norwest Venture Partners VIII L.P. and 27,106 shares owned by NVP Entrepreneurs Fund VIII L.P. Beneficial ownership after conversion of all series A preferred shares excludes shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement of 546,099 shares owned by Norwest Venture Partners VIII L.P. and 27,106 shares owned by NVP Entrepreneurs Fund VIII L.P.

(8)
Includes (a) 2,311,378 shares issuable upon exercise of options and (b) 2,160,641 shares issuable upon exercise of warrants, all of which are immediately exercisable or exercisable within sixty days of November 30, 2002. Beneficial ownership after conversion of all series A preferred shares excludes 1,992,893 shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement.

(9)
Includes (a) 5,785,560 shares owned by USVP V, (b) 321,420 shares owned by V Int’l, (c) 179,995 shares owned by 2180V, (d) 141,425 shares owned by EP V, (e) 16,992,059 shares owned by USVP VII L.P., (f) 354,000 shares owned by 2180 Associates Fund VII L.P., (g) 176,998 shares owned by USVP Entrepreneur Partners VII-A L.P. and (h) 176,998 shares owned by USVP Entrepreneur Partners VII-B L.P, and also includes shares issuable upon the exercise of immediately exercisable warrants of (i) 771,611 shares owned by USVP VII L.P., (j) 14,201 shares owned by 2180 Associates Fund VII L.P., (k) 7,100 shares owned by USVP Entrepreneur Partners VII-A L.P. and (l) 7,100 shares owned by USVP Entrepreneur Partners VII-B L.P. Beneficial ownership after conversion of all series A preferred shares excludes shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement of (i) 681,743 shares owned by USVP VII L.P., (j) 14,202 shares owned by 2180 Associates Fund VII L.P., (k) 7,101 shares owned by USVP Entrepreneur Partners VII-A L.P. and (l) 7,101 shares owned by USVP Entrepreneur Partners VII-B L.P.

(10)
Includes (a) 3,233,522 shares held by NEA VII, (b) 672,110 shares held by NEA Partners VII, (c) 1,486 shares held by Presidents Partners, (d) 17,492,242 shares held by NEA 9 and (e) 10,185 shares held by NEA Ventures, and also includes shares issuable upon the exercise of immediately exercisable warrants of (f) 787,424 shares owned by NEA 9. Beneficial ownership after conversion of all series A preferred shares excludes shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement of 709,540 shares owned by NEA 9.

(11)
Includes (a) 15,231,614 shares held by Norwest Venture Partners VIII L.P. and (b) 756,055 shares held by NVP Entrepreneurs Fund VIII L.P., and also includes shares issuable upon the exercise of immediately exercisable warrants of (c) 546,099 shares owned by Norwest Venture Partners VIII L.P. and 27,106 shares owned by NVP Entrepreneurs Fund VIII L.P. Beneficial ownership after conversion of all series A preferred shares excludes shares which had been reserved under warrants cancelled pursuant to the First Amendment to Note and Warrant Purchase Agreement of 546,099 shares owned by Norwest Venture Partners VIII L.P. and 27,106 shares owned by NVP Entrepreneurs Fund VIII L.P.

Amendment to note and warrant purchase agreement dated November 9, 2001

Our wholly-owned subsidiary Occam Networks (California), Inc. entered into a Note and Warrant Purchase Agreement on November 9, 2001. Concurrent with the execution of the series A purchase agreement, we, our California subsidiary and investors necessary to effectuate the amendment entered into a first amendment to note and warrant purchase agreement which (i) assigned the rights and obligations of our California subsidiary under the original agreement to us, and (ii) provided for the discharge of obligations of those party to the original agreement in the event they purchase their share of our series A preferred stock and forego the warrants they received in connection with the execution of the original agreement.

The foregoing description regarding the execution of the purchase agreement, the issuance of the series A preferred stock, the contractual rights of the series A preferred stock, and the amendment to the note and warrant purchase agreement is only a summary and is qualified in its entirety by reference to the full text of the agreements that are attached hereto as exhibits.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description
4.1	Series A Preferred Stock Purchase Agreement dated as of December 19, 2002 by and among Occam Networks, Inc. and the investors.

4.2	Form of Certificate of Designation of the series A preferred stock to be filed with the Secretary of State of the state of Delaware.

4.3	Investors’ Rights Agreement dated as of December 19, 2002 by and among Occam Networks, Inc. and the investors.

4.4	First Amendment to Note and Warrant Purchase Agreement, dated as of December 19, 2002 by and among the Occam Networks, Inc., Occam Networks (California), Inc. and certain existing investors.

4.5*	Note and Warrant Purchase Agreement, dated as of November 9, 2001 by and among Occam Networks (California), Inc. and certain existing investors.

9.1	Voting Agreement, dated as of December 19, 2002 by and among Occam Networks, Inc. and certain existing investors.

99.1	Press release of the Registrant dated December 19, 2002 regarding the execution of the Purchase Agreement.

*
This exhibit is incorporated by reference to Annex H of the Registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2002

OCCAM NETWORKS, INC.

By:	/s/ HOWARD BAILEY
Howard Bailey Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Index	Description
4.1	Series A Preferred Stock Purchase Agreement dated as of December 19, 2002 by and among Occam Networks, Inc. and the investors.

4.2	Form of Certificate of Designation of the series A preferred stock to be filed with the Secretary of State of the state of Delaware.

4.3	Investors’ Rights Agreement dated as of December 19, 2002 by and among Occam Networks, Inc. and the investors.

4.4	First Amendment to Note and Warrant Purchase Agreement, dated as of December 19, 2002 by and among the Occam Networks, Inc., Occam Networks (California), Inc. and certain existing investors.

4.5*	Note and Warrant Purchase Agreement, dated as of November 9, 2001 by and among Occam Networks (California), Inc. and certain existing investors.

9.1	Voting Agreement, dated as of December 19, 2002 by and among Occam Networks, Inc. and certain existing investors.

99.1	Press release of the Registrant dated December 19, 2002 regarding the execution of the Purchase Agreement.

*
This exhibit is incorporated by reference to Annex H of the Registrant’s registration statement on Form S-4 (File No. 333-75816), which the Securities and Exchange Commission declared effective on April 26, 2002.